UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2014 the Company’s wholly owned subsidiary, GreenHunter Mesquite Lake entered into purchase and sale agreement between GreenHunter Mesquite Lake, LLC, (“Seller”)and ML Energy Park, LLC, a California limited liability company (“Purchaser”). The Seller is selling the Mesquite Lake Resource Recovery Facility, located in Imperial County, California to the Purchaser for cash consideration of $2 million. The closing date is scheduled for March 15, 2015. The contract contains customary terms and conditions for transactions of this type. The asset purchase agreement is incorporated herein by reference and is attached hereto as exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: February 24, 2014	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel and Secretary

Exhibit Number	Exhibit Title

10.1	Purchase and Sale Agreement between GreenHunter Mesquite Lake, LLC, (“Seller”)and ML Energy Park, LLC, a California limited liability company (“Purchaser”) dated February 19, 2014.